AMENDMENT
                             to EMPLOYMENT AGREEMENT
                                 of PAUL GOLDEAN


This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment"), dated as of October 25, 2006, is made and entered into by and between Scottish Re Group Limited (previously known as Scottish Annuity & Life Holdings, Ltd.), a Cayman Islands, British West Indies company (the "Company") and Paul Goldean (the "Executive").

                              W I T N E S S E T H :


WHEREAS, on July 1, 2002, Scottish Re Group Limited ("SRGL") and Executive executed an employment agreement (the "Employment Agreement"); and

WHEREAS, the Company and the Executive now desire to amend the Employment Agreement to reflect new duties and obligations assumed by both parties.


NOW, THEREFORE, in consideration of the agreements and covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree to modify and amend the Employment Agreement as follows:

For all purposes herein and in the Employment Agreement, "Company" shall mean Scottish Re Group Limited.

Section 6(a)
Shall be restated to read as follows:

     Base Salary. During the Term, the Company shall pay Executive an annual base salary ("Base Salary") of US $550,000, effective as of August 1, 2006, payable at the times and in the manner consistent with the Company's policies regarding compensation of executive employees. The Company agrees to review such compensation not less frequently than annually during the Term. Once increased, the Base Salary may not be decreased. The Base Salary as increased from time to time shall be referred to herein as "Base Salary".


                                                     Golden Employment Agreement
                                                            10/25/2006-Amendment

Section 4(a)
Shall be restated to read as follows:

         During the Term, Executive will serve in the position of President and Chief Executive Officer, or such other position as may be agreed upon by the Company and the Executive, and will have such duties, functions, responsibilities as are (i) reasonably assigned to him by the Board of Directors, consistent with Executive's position as the Company's Chief Executive Officer or (ii) assigned to his office in the Company's Articles of Association. Executive will report directly to the Board of the Company.

         [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]







Golden Employment Agreement
                                                            10/25/2006-Amendment

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.



                                /s/ Paul Goldean
                                PAUL GOLDEAN



                                SCOTTISH RE GROUP LIMITED



                                By: /s/ Glenn Schafer
                                Name:  Glenn Schafer
                                Title: Director